UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2007

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 15, 2007, the Board of Directors, upon the recommendation of the Audit Committee of Aldila, Inc. (the “Company”) met and dismissed Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as the Company’s independent registered accounting firm.  The Company’s financial statements for the year ended December 31, 2006 were audited by Squar Milner.  The Company’s financial statements for the year ended December 31, 2005 were audited by Peterson & Co., LLP, which merged into Squar Milner in November 2006.  The Company is currently in the process of negotiating an engagement with a replacement independent registered accounting firm and will make an announcement when the terms of that engagement are finalized.

The reports of Squar Milner and Peterson & Co. for the past two years contained no adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits for the two most recent fiscal years and through August 15, 2007, there were no (i) disagreements with Squar Milner or Peterson & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner or Peterson & Co., would have caused them to make reference thereto in its report on the Company’s financial statements, or (ii) reportable events of the kind described in Regulation S-K Item 304(a)(1)(v).

The Company has provided Squar Milner with a copy of the foregoing disclosures and the letter of that firm is attached as Exhibit 16.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
16.1	Letter from Independent Registered Public Accounting Firm, dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2007	Aldila, Inc

/s/ Robert J. Cierzan
Robert J. Cierzan
Chief Financial Officer, Vice President,
Secretary and Treasurer